Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Quality Income Municipal Fund, Inc.
33-40124, 811-06303


The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50
South LaSalle Street, Chicago, IL 60675; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008 and additionally adjourned to September 30, 2008, October 28, 2008 and November 25, 2008.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting together as a class
 <c> MuniPreferred shares voting together as a class
To approve the elimination of the Funds
 fundamental policy relating to
investments in municipal securities and
below investment grade securities.


   For
           28,203,296
                    4,207
   Against
             1,970,553
                       507
   Abstain
                920,046
                       179
   Broker Non-Votes
             8,017,585
                  10,279
      Total
           39,111,480
                  15,172



To approve the new fundamental policy
 relating to investments in municipal
securities for the Fund.


   For
           28,339,225
                    4,353
   Against
             1,748,580
                       361
   Abstain
             1,006,090
                       179
   Broker Non-Votes
             8,017,585
                  10,279
      Total
           39,111,480
                  15,172



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
           27,923,775
                    4,346
   Against
             2,112,740
                       411
   Abstain
             1,057,380
                       136
   Broker Non-Votes
             8,017,585
                  10,279
      Total
           39,111,480
                  15,172



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
           27,789,749
                    4,189
   Against
             2,156,446
                       564
   Abstain
             1,147,700
                       140
   Broker Non-Votes
             8,017,585
                  10,279
      Total
           39,111,480
                  15,172



To approve the elimination of the
fundamental policy relating to
commodities.


   For
           27,754,895
                    4,203
   Against
             2,280,023
                       546
   Abstain
             1,058,977
                       144
   Broker Non-Votes
             8,017,585
                  10,279
      Total
           39,111,480
                  15,172



To approve the new fundamental policy
relating to commodities.


   For
           27,932,747
                    4,240
   Against
             2,120,735
                       521
   Abstain
             1,040,413
                       132
   Broker Non-Votes
             8,017,585
                  10,279
      Total
           39,111,480
                  15,172



Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 008997.